Exhibit 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement of our report dated January 24, 1997, except for Note 17, as to which the date is February 5, 1997, relating to the consolidated financial statements of Independent Community Bankshares, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                           /s/ Yount, Hyde & Barbour, P.C.

                                           Yount, Hyde & Barbour, P.C.

Winchester, Virginia
April 1, 1997